Exhibit 10.29

AMENDMENT TO CONSULTING AGREEMENT

This Amendment (the “Amendment”) hereby amends the Consulting Agreement dated July 14, 2014 between Medivation, Inc. (collectively with its subsidiaries, the “Company”) and Dawn Svoronos (“Consultant”)(the “Agreement”), effective as of October 14, 2014.

The following provisions shall be added to the end of the section entitled “Compensation” in Exhibit A (Work Plan and Compensation) of the Agreement:

“In addition, Company may, in its sole discretion, decide to grant Consultant certain options to purchase the Company’s common stock and certain restricted stock units as further consideration for Consultant’s services hereunder. If granted, any such equity interests shall be subject to the terms of the grant notice, any applicable agreements, and the governing Equity Incentive Award Plan.”

Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

In Witness Whereof, the parties hereto have executed this Amendment as of the date first set forth above.

Medivation, Inc. Consultant

By: /s/ Jennifer J. Rhodes By: V /s/ D. Svoronos

Print Name: Jennifer J. Rhodes Print Name: D. Svoronos

Title: General Counsel Social Security Number/Tax ID Number: [SSN/Tax ID] 232 459 156 (CANADA)

Dated Oct 14, 2014 Dated Oct 14, 2014

to have effect as of the Effective to have effect as of the Effective

Date (retroactively, if signed later than Date (retroactively, if signed later than the Effective Date). the Effective Date).